EXHIBIT 99.1

NEWS RELEASE

Contact:

Michael Kady

For Release:

Immediately

1-800-345-9680

Quipp Announces Receipt of Nasdaq Delisting Notification for Minimum Stockholders' Equity Deficiency

Miami, FL, April 25, 2007 – Quipp, Inc. (Nasdaq: QUIP) announced today that it has received a letter from the Nasdaq Stock Market indicating that Quipp has not achieved compliance with the requirement for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3), which requires that a listed company maintain a minimum of $10,000,000 of stockholders’ equity, and that Quipp’s common stock is, therefore, subject to delisting from The Nasdaq Global Market on May 4, 2007. Quipp plans to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination. A hearing request will stay the delisting of Quipp’s common stock pending the Panel's decision. There can be no assurance the Panel will grant Quipp’s request for continued listing. In the event the Panel determines that Quipp’s common stock should no longer be listed on the Nasdaq Global Market, Quipp intends to seek the inclusion of its common stock on the Nasdaq Capital Market. While Quipp believes that it meets the criteria for continued listing on the Nasdaq Capital Market, it cannot assure that its shares will be listed.